BitGo Announces Third Quarter 2026 Financial Results

NEW YORK, November 9, 2026 (BUSINESS WIRE) – BitGo Holdings, Inc. (NYSE: BTGO) (“BitGo” or “the Company”), the digital asset infrastructure company, today reported its financial results for its third quarter ended September 30, 2026.

Q3 2026 Highlights

•Normalized Assets on Platform, and Normalized Assets Staked increased 32% and 41% year-over-year, respectively, reflecting continued growth in institutional adoption.

•Completed the acquisition of NYDIG’s institutional trading business, expanding BitGo’s capabilities in derivatives, structured products, and financing and broadening institutional client relationships.

•Expanded institutional trading and settlement connectivity, extending the OKX off-exchange settlement integration internationally and introducing BitGo Prime’s Global Liquidity Layer.

•Net income of $44.1 million driven by the appreciation of BitGo’s digital asset treasury since Q2’26.

•Repurchased $24.7 million of common stock during the quarter under the Company’s $50 million share repurchase authorization.

Q3 2026 Summary
The following tables present selected key financial and operating metrics for Q3 2026.

Financial Metrics
($ in millions, unless otherwise stated; unaudited)

Metric	Q3’26	Q3’25	YoY	Q2’26	QoQ
Total Revenue	$2,851.9	$5,810.5	(50.9)%	$4,329.4	(34.1)%
Direct Costs[1]	$2,814.5	$5,755.4	(51.1)%	$4,286.9	(34.3)%
Net Income (Loss)	$44.1	$22.7	94.4%	$(19.0)	N.M.[2]
Adjusted EBITDA (Loss)	$(4.3)	$13.5	N.M.[2]	$(4.2)	(2.6)%

Key Performance Indicators (“KPIs”)
(KPIs reflect client activity and assets on the BitGo platform)

KPIs	Q3’26	Q3’25	YoY	Q2’26	QoQ
Number of Clients[3]	6,640	4,988	33.1%	5,833	13.8%
Number of Users (in millions)	1.3	1.2	7.3%	1.2	3.1%
Assets on Platform (in billions)	$59.9	$104.0	(42.4)%	$65.2	(8.1)%
Normalized Assets on Platform[4] (in billions)	$59.9	$45.4	31.9%	$59.6	0.6%
Assets Staked (in billions)	$10.5	$28.6	(63.4)%	$11.9	(11.9)%
Normalized Assets Staked[4] (in billions)	$10.5	$7.4	41.1%	$10.4	0.5%
______________________________________________________
1 Direct Costs reflects direct transaction-related digital asset sales costs, staking fees, and stablecoin sponsor fees.
2 N.M. = Not Meaningful. Period-over-period percentage comparisons are not meaningful due to the magnitude and/or directional nature of the change.
3 The sequential increase in reported clients does not represent new clients from acquisition or asset inflows.
4 Normalized Assets on Platform and Normalized Assets Staked reflect prior period digital asset balances using current quarter median digital asset prices to better illustrate underlying asset growth excluding the impact of digital asset price movements. BitGo has adjusted these metrics to use the current quarter medians instead of quarter average to reduce the impact of statistical outliers in the data and to better present a comparable normalized figure.

Management Commentary

Mike Belshe, CEO of BitGo

“During the third quarter, we continued to strengthen BitGo’s position as a leading institutional digital asset infrastructure platform. We expanded our global footprint and completed the acquisition of NYDIG’s institutional trading business. We also expanded our off-exchange settlement network through partnerships and integrations with leading exchanges and liquidity providers.

Security and asset protection have been central to BitGo since our founding, and we believe our regulated security infrastructure represents an important competitive advantage as institutional adoption accelerates. BitGo’s Go Network offers a differentiated model that allows institutions to maintain their assets in a regulated, national bank while accessing an expanding network of trading venues, products, and liquidity. This gives institutions greater trading flexibility and choice while reducing their exposure to exchange counterparty risk. We believe this combination of security, asset protection, and market access represents an important evolution in institutional digital asset infrastructure.

At the same time, we are positioning BitGo to provide the financial infrastructure for bringing traditional assets on-chain, beginning with tokenized equities. We see significant opportunities to broaden access to U.S. equities through existing digital asset and stablecoin networks, while expanding the utility of traditional investment portfolios through on-chain settlement, collateral, and financing applications. We believe this convergence of traditional finance and blockchain infrastructure significantly expands our addressable market and creates new opportunities to leverage BitGo’s regulated financial services platform, institutional relationships, and expanding financial capabilities.”

Consolidated Financial Highlights

•Assets on Platform: Reported Assets on Platform declined to $59.9 billion from $65.2 billion in the prior quarter, primarily due to lower median digital asset prices used in calculating the metric. On a normalized basis, adjusting for differences in median prices between periods, Assets on Platform and Assets Staked increased slightly sequentially. Based on September 30, 2026 digital asset prices, quarter-end Assets on Platform were $83.0 billion and Assets Staked were $16.3 billion.

•Total Revenue was $2.9 billion, down 34.1% sequentially and 50.9% year-over-year, driven primarily by lower digital asset sales activity as a result of a continued soft crypto trading environment. Direct costs5 decreased 34.3% sequentially and 51.1% year-over-year, respectively. Total revenue after direct costs were $37.3 million, representing a decline of 12.1% sequentially and 32.1% year-over-year.

•Operating Expenses (excluding direct costs) were $56.6 million, decreased 5.5% sequentially as a result of cost reduction initiatives initiated in the second quarter.

•Net Income was $44.1 million compared to net loss of $19.0 million in Q2 2026 and net income of $22.7 million in Q3 2025. The sequential and year-over-year improvement was primarily driven by a $71.5 million unrealized gain on the Company’s digital assets treasury during the quarter.

•Adjusted EBITDA Loss was $4.3 million compared with an Adjusted EBITDA loss of $4.2 million in Q2 2026 and an Adjusted EBITDA profit of $13.5 million in Q3 2025. The sequential decline was primarily driven by lower revenues and margins during the quarter, partially offset by lower operating expenses.

•Diluted EPS was $0.36 compared with diluted EPS of ($0.16) in Q2 2026 and $0.15 in Q3 2025.

•Balance Sheet: $143.2 million of cash and cash equivalents and no corporate-level debt other than borrowings used to fund our lending activities. In addition, our corporate treasury held 2,399 company-owned Bitcoin with a fair value of $200.4 million as of September 30, 2026.

______________________________________________________
5 Direct Costs reflects direct transaction-related digital asset sales costs, staking fees, and stablecoin sponsor fees.

Business Line Financial Highlights

BitGo generates revenue by facilitating client activity across its platform, capturing value through transaction-based and recurring fees across multiple offerings.

($ in millions, unless otherwise stated; unaudited)

	Q3’26	Q3’26
Offerings	Revenue	Direct Costs	Unit Economics
Digital Asset Sales	$2,720.0	$2,715.8	Margin: 15 bps
Staking	$68.2	$64.2	Take Rate: 5.9%
Subscriptions and Services	$25.6	$—	—
Stablecoin-as-a-Service	$37.4	$34.5	Take Rate: 7.7%
Interest Income	$0.8	$—	—
Total	$2,851.9	$2,814.5	—

•Digital Asset Sales: Revenue was $2.7 billion, down 35.2% sequentially and 52.0% year-over-year. After digital asset sales costs, contribution margin was $4.2 million, representing 15 basis points, compared to 17 basis points in Q2 2026 and 20 basis points in Q3 2025. Performance was impacted by softer trading activity and a higher mix of lower-margin stablecoin transactions.

•Staking: Revenue was $68.2 million, up 5.4% sequentially but down 24.1% year-over-year. Staking fees totaled $64.2 million, representing a take rate of 5.9% compared to 6.0% in Q2 2026 and 9.7% in Q3 2025. Normalized Assets Staked increased 0.5% sequentially and 41.1% year over year to $10.5 billion. The sequential revenue growth was driven by higher ETH balances and prices, partially offset by lower protocol reward rates and price declines across other tokens. The year-over-year revenue decline primarily reflected a lower take rate driven by changes in client mix.

•Subscriptions and Services: Revenue was $25.6 million, down 7.2% sequentially and 24.5% year-over-year. The sequential decline primarily reflected lower non-recurring engineering (NRE) revenue due to project timing.

•Stablecoin-as-a-Service: Revenue was $37.4 million, down 3.8% sequentially and up 52.5% year-over-year. Stablecoin sponsor fees were $34.5 million, resulting in a take rate of 7.7%, compared to 8.0% in Q2 2026 and 3.6% in Q3 2025. The sequential decline primarily reflected lower average reserve balances, while year-over-year growth was supported by higher reserve balances and fixed monthly fees from newly supported stablecoin programs.

Conference Call and Webcast Information
BitGo will host a call to discuss its results at 5:00 p.m. Eastern Time today, November 9, 2026. A live webcast of the conference call will be available online at https://investors.bitgo.com, and an archived replay will be accessible at the same location for up to one year.

About BitGo
BitGo (NYSE: BTGO) is the digital asset infrastructure company delivering custody, wallets, staking, trading, financing, stablecoins, and settlement services from regulated cold storage. Since 2013, BitGo has focused on accelerating the transition of the financial system to a digital asset economy. BitGo maintains a global presence and multiple regulated entities, including BitGo Bank & Trust, National Association, the first federally chartered digital asset trust bank owned by a publicly traded company. Today, BitGo serves thousands of institutions and millions of investors worldwide. For more information, visit www.bitgo.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial condition, our business strategy and plans, market growth and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future financial performance, including our expectations regarding our revenue, cost of revenue, direct costs, gross profit or gross margin, operating expenses, including changes in operating expenses, and our ability to maintain profitability; our business plan and our ability to effectively manage our growth; our total market opportunity; anticipated trends, growth rates and challenges in our business, the digital asset economy, the price and market capitalization of digital assets in the markets in which we operate; fluctuations in the value of the digital assets held in our corporate treasury; market acceptance of our products and services; beliefs and objectives for future operations; our ability to attract and successfully retain new clients and increase adoption and use of our products and services by existing clients; our ability to develop and introduce new products and services and bring them to market in a timely manner; our plans to support tokenized equities and other tokenized traditional financial assets, and the regulatory treatment of such assets; our expectations concerning relationships with third parties, including the expansion of our off-exchange settlement network and trading venue integrations; our ability to maintain, protect, and enhance our intellectual property; our ability to continue to expand internationally; the effects of increased competition in our markets and our ability to compete effectively; future acquisitions or investments in complementary companies, products, technologies, or services; the anticipated benefits, integration, timing and completion of any proposed or completed acquisitions; our restructuring initiatives and our expectations regarding related cost savings and operating efficiencies; our capital allocation strategy, including our share repurchase program; our key business metrics used to evaluate our business, measure our performance, identify trends affecting our business, and make strategic decisions; our ability to stay in compliance with laws and regulations that currently apply or may become applicable to our business both in the U.S. and internationally given the highly evolving and uncertain regulatory landscape; economic and industry trends, projected growth or trend analysis; general economic conditions in the U.S. and globally, including the effects of global geopolitical conflicts, inflation, interest rates, any instability in the global banking sector and foreign currency exchange rates; our ability to operate and grow our business in light of macroeconomic uncertainty; our ability to remediate identified material weaknesses in our internal control over financial reporting; increased expenses associated with being a public company; and other statements regarding our future operations, financial condition, prospects and business strategies.

We have based these forward-looking statements largely on our management’s current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, and short-term and long-term business operations and objectives. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the sections titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, as such factors may be updated from time to time in our periodic and other documents of BitGo filed with the Securities and Exchange Commission (available at www.sec.gov). Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

BitGo Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	As of
	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$143,154	$106,275
Cash and cash equivalents segregated for the benefit of stablecoin holders - restricted	4,416,647	3,313,527
Accounts receivable, net of allowance for credit losses	17,663	15,774
Loan receivables, at amortized cost	180,781	176,655
Digital intangible assets loan receivables	9,808	30,774
Digital intangible assets, at fair value	470,030	344,439
Digital intangible assets collateral, at fair value	312,933	260,358
Deferred tax assets	20,929	7,130
Other current assets	321,836	272,270
Total current assets	5,893,781	4,527,202
Equipment and software, net	15,226	13,180
Operating lease right-of-use assets	11,727	6,346
Intangible assets, net	11,949	1,226
Goodwill	43,715	—
Other non-current assets	1,297	713
Total assets	$5,977,695	$4,548,667
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,966	$9,955
Deferred revenue, current	3,234	4,710
Deposits from stablecoin holders	4,416,647	3,313,527
Borrowings	187,978	118,848
Borrowings of digital intangible assets	198,952	233,687
Obligations to return collateral	448,223	400,132
Deferred tax liability, current	23,963	7,674
Operating lease liabilities, current	3,480	2,483
Other current liabilities	187,508	135,125
Total current liabilities	5,477,951	4,226,141
Operating lease liabilities, non-current	8,893	3,978
Other non-current liabilities	3,500	—
Total liabilities	5,490,344	4,230,119
Commitments and contingencies
Stockholders’ equity:
Common stock A, $0.0001 par value - 3,000,000,000 and 139,950,076 shares authorized as of September 30, 2026 and December 31, 2025, respectively; 111,063,784 and 33,822,318 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	11	3
Common stock B, $0.0001 par value - 3,000,000,000 and 140,000,000 shares authorized as of September 30, 2026 and December 31, 2025, respectively; 8,855,382 and 8,855,382 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	1	1
Convertible preferred stock, $0.0001 par value - 200,000,000 and 68,965,833 shares authorized as of September 30, 2026 and December 31, 2025; nil and 60,778,788 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	222,480
Non-controlling interest	1,389	1,953
Additional paid-in capital	459,459	32,006
Retained earnings	26,491	62,105
Total stockholders’ equity	487,351	318,548
Total liabilities and stockholders’ equity	$5,977,695	$4,548,667

BitGo Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Total revenue	$2,851,864	$5,810,456	$10,954,832	$9,995,582
Expenses
Digital assets sales cost	2,715,832	5,650,715	10,554,112	9,526,839
Staking fees	64,194	81,106	166,418	290,638
Stablecoin sponsor fees	34,490	23,628	105,537	38,877
Interest expense	5,497	2,738	17,360	5,675
Compensation and benefits	28,892	28,416	99,222	76,244
General and administrative expenses	19,434	18,963	60,825	51,988
Depreciation and amortization	2,761	1,008	6,609	2,749
Restructuring charges	—	—	1,300	—
Total expenses	2,871,100	5,806,574	11,011,383	9,993,010
Income (loss) from operations	(19,236)	3,882	(56,551)	2,572
Other income
Net change in unrealized appreciation (loss) on digital assets	71,498	19,135	(1,067)	41,169
Gain (loss) on disposal of digital assets	7,365	5,804	14,903	5,532
Total other income	78,863	24,939	13,836	46,701
Income (loss) before income taxes	59,627	28,821	(42,715)	49,273
Tax provision for (benefit from) income taxes	15,543	6,149	(7,101)	14,020
Net income (loss)	$44,084	$22,672	$(35,614)	$35,253

Net income (loss) attributable to common stockholders, of which:	$44,084	$7,125	$(35,614)	$8,104
Basic - Class A common stock and Class B common stock	$44,084	$—	$(35,614)	$—
Basic - Class A common stock	$—	$5,776	$—	$6,475
Basic - Class B common stock	$—	$17	$—	$7
Basic - Class F common stock	$—	$1,332	$—	$1,622
Diluted - Class A common stock and Class B common stock	$44,084	$—	$(35,614)	$—
Diluted - Class A common stock	$—	$7,495	$—	$8,731
Diluted - Class B common stock	$—	$14	$—	$6
Diluted - Class F common stock	$—	$1,220	$—	$1,465

Net income (loss) per share:
Basic - Class A common stock and Class B common stock	$0.38	$—	$(0.32)	$—
Basic - Class A common stock	$—	$0.18	$—	$0.21
Basic - Class B common stock	$—	$0.18	$—	$0.21
Basic - Class F common stock	$—	$0.18	$—	$0.21
Diluted - Class A common stock and Class B common stock	$0.36	$—	$(0.32)	$—
Diluted - Class A common stock	$—	$0.15	$—	$0.18
Diluted - Class B common stock	$—	$0.15	$—	$0.18
Diluted - Class F common stock	$—	$0.15	$—	$0.18

Weighted-average shares used in computing net income (loss) per share:
Basic - Class A common stock and Class B common stock	117,427	—	111,041	—
Basic - Class A common stock	—	32,605	—	30,233
Basic - Class B common stock	—	96	—	32
Basic - Class F common stock	—	7,518	—	7,573
Diluted - Class A common stock and Class B common stock	122,552	—	111,041	—
Diluted - Class A common stock	—	49,628	—	48,503
Diluted - Class B common stock	—	96	—	32
Diluted - Class F common stock	—	8,081	—	8,136

BitGo Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flow from operating activities:
Net income (loss)	$(35,614)	$35,253
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation expense	17,623	2,621
Depreciation and amortization	6,609	2,749
Provision for credit losses	357	1,829
Digital asset fair value adjustment	1,562	(40,070)
Digital intangible assets received as revenue payments	(29,136)	(86,160)
Digital intangible assets used as accounts payable payments	11,376	11,464
(Gain) loss on disposal of digital intangible assets	(14,903)	(4,918)
Change in fair value of receivables denominated in digital intangible assets	(528)	(594)
Change in fair value of payables denominated in digital intangible assets	34	(241)
Changes in assets and liabilities
Accounts receivable, net	(2,246)	959
Digital intangible assets	25,809	63,760
Deferred tax asset	(13,799)	1,478
Other assets	(14,930)	2,131
Accounts payables	(1,989)	4,663
Deferred revenue	(1,476)	6,234
Deferred tax liability	13,474	(7,462)
Other liabilities	(16,885)	9,929
Net cash provided by (used in) operating activities	(54,662)	3,625
Cash flow from investing activities:
Purchases of equipment and capitalization of internally developed software costs	(7,178)	(7,021)
Purchases of digital intangible assets for treasury	(25,301)	(248)
Origination of loans receivable	(154,351)	(281,933)
Repayment of loans receivable	150,225	206,162
Business combination, net of cash acquired	(10,051)	—
Net cash used in investing activities	(46,656)	(83,040)
Cash flow from financing activities:
Proceeds from the issuance of common stock upon exercise of options	1,783	1,247
Payments of withholding taxes on net share settlement of restricted stock units	(3,635)	—
Proceeds from initial public offering, net of issuance costs	173,985	—
Proceeds from issuance of common stock from employee stock purchase plan	320	—
Repurchase and retirement of common stock	(24,699)	—
Share of earnings attributable to non-controlling interest in joint venture	(564)	(301)
Proceeds from borrowings to support loans	182,702	255,791
Repayments of borrowings	(113,572)	(179,576)
Deposit from stablecoin holders, net of redemptions	1,103,120	2,688,435
Proceeds from (payments to) non custodial customer assets pending settlement	(49,439)	4,023
Payment to settle derivative contracts	(24,818)	—
Fiat currency received as collateral	8,112	17,634
Fiat currency returned as collateral	(11,978)	(29,372)
Net cash provided by financing activities	1,241,317	2,757,881
Net increase in cash and cash equivalents	1,139,999	2,678,466
Cash and cash equivalents, beginning of period	3,419,802	87,424
Cash and cash equivalents, end of period	$4,559,801	$2,765,890

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with peer companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the Appendix below.

Adjusted EBITDA: We define Adjusted EBITDA as net income (loss), excluding (i) provision for income taxes, (ii) depreciation and amortization, (iii) stock-based compensation expense, (iv) employer payroll taxes on employee stock transactions, (v) net changes in unrealized appreciation (loss) on digital assets, (vi) certain non-recurring charges (which are specified in detail below), and (vii) restructuring charges. The above items are excluded from our Adjusted EBITDA measure because they are non-cash in nature, their amount and timing are volatile and influenced by digital asset prices, they are unpredictable, or they are not driven by the core results of operations. In any case, including such items would reduce the comparability of our financial performance across periods and with industry peers. We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance in a consistent manner. Moreover, Adjusted EBITDA is a key measure used by our management internally for financial, risk management and operational decision-making.

Adjusted EBITDA Reconciliation
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$44,084	$22,672	$(35,614)	$35,253
Provision for (benefit from) income taxes	15,543	6,149	(7,101)	14,020
Depreciation and amortization expense	2,761	1,008	6,609	2,749
Stock-based compensation expense	2,762	823	17,623	2,621
Employer payroll taxes on employee stock transactions	56	—	447	—
Net change in unrealized appreciation (loss) on digital assets	(71,498)	(19,135)	1,067	(41,169)
Legal, IPO-related and other costs	2,022	1,948	5,552	6,855
Restructuring charges	—	—	1,300	—
Adjusted EBITDA (loss)	$(4,270)	$13,465	$(10,117)	$20,329

Investor Contact
investors@BitGo.com

Media Contact
press@BitGo.com

Source: BitGo Holdings, Inc.